EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 11, 2022, with respect to the financial statements and supplemental information included in the Annual Report of AZZ Inc. Employee Benefit Plan and Trust on Form 11-K for the year ended December 31, 2021. We consent to the incorporation by reference of said report in the Registration Statement of AZZ Inc. on Form S-3 (File No. 333-66294) and Forms S-8 (File Nos. 333-92377, 333-31716, 333-38470, 333-48886, 333-90968 and 333-131068).

/s/ GRANT THORNTON LLP

St. Louis, MO
July 11, 2022